UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2010

COWEN GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34516	27-0423711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

599 Lexington Avenue

New York, NY 10022

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 845-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders held on June 7, 2010, stockholders of the Company approved the adoption of the 2010 Equity and Incentive Plan (the “Plan”), as described in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 30, 2010 (the “Proxy Statement”). The terms of the Plan are described in the Proxy Statement under the caption “Item 3 — Approval of the 2010 Equity and Incentive Plan,” which section is incorporated by reference herein. Such description is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.1 to this report.

In connection with the approval of the Plan, on June 7, 2010, the Company granted the following restricted stock units (“RSUs”) to the Company’s named executive officers:

Name	Number of RSUs
Peter A. Cohen	60,889
Stephen A. Lasota	52,868
Christopher A. White	32,224
David M. Malcolm	26,538
Morgan B. Stark	52,097
Thomas W. Strauss	36,386

Each RSU represents the right to receive one share of the Company’s Class A common stock upon settlement. The RSUs granted to the Company’s named executive officers are subject to the terms and conditions of the Plan, as well as an equity award agreement substantially identical to the form of equity award agreement (the “Form of Equity Award Agreement”) attached as Exhibit 10.2 to this report. The RSUs granted to each executive will vest and settle on the schedule set forth in the applicable award agreement, subject to the executive’s continued service through the applicable vesting date. The RSUs will be subject to earlier vesting if an executive is terminated under specific circumstances and subject to forfeiture if an executive is terminated for “cause,” resigns voluntarily, or as determined by the Company, violates any of the restrictive covenants set forth in the Form of Equity Award Agreement. The description of the Form of Equity Award Agreement contained herein is qualified in its entirety by reference to the actual agreement filed herewith.

Item 5.07.                                          Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting held on June 7, 2010, stockholders voted on proposals to elect Directors to the Board, to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year and to approve the Plan. The holders of 64,930,189 shares of Class A common stock, or approximately 87% of the eligible voting shares, were represented at the meeting in person or by proxy.

All nominees for election to the Board were elected for a term that will continue until the next annual meeting of stockholders or until the director’s successor has been duly elected and qualified (or the director’s earlier resignation, death or removal).  The Company’s independent inspector of election reported the final vote of the stockholders as follows:

Name	Votes For	Authority Withheld

Peter A. Cohen	56,334,204	890,521
Steven Kotler	56,343,196	881,529
Jules B. Kroll	55,076,666	2,148,059
David M. Malcolm	56,306,822	917,903
Jerome S. Markowitz	55,993,173	1,231,552
Jack H. Nusbaum	49,777,483	7,447,242
Edoardo Spezzotti	47,972,508	9,252,217
John E. Toffolon, Jr.	55,992,806	1,231,919
Joseph R. Wright	56,340,366	884,359

Broker non-votes for each director totaled 7,705,464.

The stockholders’ vote ratified the appointment of the independent auditor and approved the Plan.  The Company’s independent inspector of election reported the final vote of the stockholders as follows:

	For	Against	Abstain	Broker Non- Vote
Ratification of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm for the Year Ending December 31, 2010	64,773,976	111,532	44,681	0
Approval of the 2010 Equity and Incentive Plan	45,330,544	9,248,244	2,645,937	7,705,464

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith:

Exhibit #	Description
10.1

Cowen Group, Inc. 2010 Equity and Incentive Plan (incorporated by reference to Appendix A to the Definitive Proxy Statement of Cowen Group, Inc., on Schedule 14A for the year ended December 31, 2009, as filed on April 30, 2010)

10.2	Form of Equity Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWEN GROUP, INC.

Dated: June 10, 2010	By:	/s/ J. Kevin McCarthy
	Name:	J. Kevin McCarthy
	Title:	General Counsel